UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K



                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  December 9, 1996



                     ELECTRONIC SYSTEMS TECHNOLOGY INC.
                        (A Washington Corporation)

                      Commission File no. 2-92949-S
                IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


    Registrant's telephone number, including area code:(509) 735-9092




























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ITEM 5.  OTHER EVENTS

On December 9, 1996, Mr. Art Leighton, a Director for the Company, purchased 25,000 shares of Company stock from the open market.
Mr. Leighton stated that his decision to purchase Company stock was primarily influenced by the opinion that the Company stock is currently undervalued. As a result of the purchase, Mr. Leighton's holding in the Company increased to 84,000 shares, representing 1.7% of the 4,953,667 shares of outstanding common stock as of December 9, 1996.

















































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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

 /s/  T.L. KIRCHNER

By: T.L. Kirchner
President
Date: December 16, 1996